Exhibit 99.5

Trinity Industries, Inc.
Earnings Release Conference Call
Comments of Antonio Carrillo
Vice President and Group President
Energy Equipment Group
February 17, 2011

Thank you Steve, and good morning!

As Tim mentioned, our customers continued to request delays in wind tower deliveries during the fourth quarter. As a result, our plants went through another round of production reshuffling. In the short term, this impacts our margins. Over the long term, we believe our efforts to meet customer needs will strengthen our relationships. We are staying focused on tactics that allow us to remain highly flexible as market demand shifts. I am pleased with our plants’ ability to remain profitable while handling the challenges associated with this reshuffling.

While the economics of wind energy are challenged by a number of issues, we continue to be optimistic about its long-term prospects. We received some new orders during the fourth quarter, allowing our backlog to remain around $1 billion. Our backlog allows us to shift production between facilities as needed, positioning us to achieve some operating leverage. The extension of the federal tax credits for renewable energy creates short-term visibility and underscores the government’s support for the industry.

The backlogs for most of the products manufactured by our other energy equipment businesses continued to grow during the fourth quarter.

I will now turn the call over to Bill for his comments.